Exhibit 4.2
                               STOCK OPTION AGREEMENT

                                      Under The

                                 FNB ROCHESTER CORP.
                                1992 STOCK OPTION PLAN


                    STOCK OPTION AGREEMENT, dated as of __________________ (the "Date of Grant"), is made by and between FNB ROCHESTER CORP., a New York corporation (the "Company") and
          ________________________________ (the "Option Holder").

                    WHEREAS, the Company has adopted the 1992 Stock Option Plan, as amended (the "Plan"), a copy of which the Option Holder acknowledges receiving, providing for the grant to key, full time salaried employees and its wholly-owned subsidiaries (individually, a "Subsidiary") of options to purchase shares of Common Stock, par value $1.00 per share, of the Company ("Shares"); and

                    WHEREAS, pursuant to the Plan, the Committee (as defined in the Plan) has determined to grant the option evidenced by this Agreement to the Option Holder on and subject to the terms and conditions set forth in this Agreement; and

                    WHEREAS, the Committee has instructed the undersigned officer to execute and deliver this Agreement in the name and on behalf of the Company;

                    NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                    1.0  Grant of Option; Purchase Price.

                    1.1 The Company hereby grants to the Option Holder the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ______ shares of the Common Stock, $1.00 par value per share, of the Company (the "Shares").

                    1.2 The purchase price of the Shares shall be $_____ per Share, without commission or other similar charge.

                    1.3 The Option is hereby designated and intended to be either (mark one): (a) _____ an Incentive Stock Option as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); or (b) ____ a Nonqualified Stock Option (i.e., a stock option which is not an Incentive Stock Option).

                    2.0  Exercisability.

                    2.1 Except as otherwise provided in this Agreement, the Option shall become exercisable in installments in accordance with the following schedule:

                    Time from Date                     Percentage of Option
                       of Grant                             Exercisable

                    Prior to First Anniversary                     0%
                    After First Anniversary                       50%
                    After Second Anniversary                     100%

          The Option Holder may purchase all or any part of the Shares as to which the Option has become exercisable in accordance with the foregoing schedule and which the Option Holder has not theretofore purchased, until the Option becomes otherwise unexercisable in accordance with the terms of this Agreement.

                    2.2 Notwithstanding the installment exercisability schedule provided in Section 2.1 above, the Option shall become immediately exercisable in full ("accelerated vesting") in the event that the Option Holder's employment with the Company is terminated without "Cause" (as defined in the following sentence). For purposes of this Agreement, "Cause" shall mean
          (a) a material breach by the Option Holder of any of the Option Holder's duties to the Company (which duties for this purpose shall be those duties under a written employment agreement, if any, between the Option Holder and the Company), (b) gross negligence or willful misconduct by the Option Holder in the performance of any such duties, (c) the Option Holder's dishonesty to the Company, (d) the Option Holder's conviction of a felony or (e) an Option Holder's excessive absenteeism (as determined by the Committee) from the Option Holder's normal place of work not related to disability or to attending to the Company's business at other locations. The Option shall not be subject to accelerated vesting, however, to the extent that accelerated vesting shall constitute a "parachute payment" which, when aggregated with any other payments to the Option Holder that constitutes a "parachute payment," exceeds 299% of the Option Holder's "base amount." "Parachute payment" and "base amount" shall have the meanings used in Section 280G of the Code, without regard to Clause 280G(b)(2)(A)(ii) thereof.

                    2.3 The Option and all rights thereunder shall expire at the close of business on the day next preceding the ______ anniversary of the date of this Agreement (the "Expiration Date"), unless sooner terminated as provided in Article 3.0 hereof. Anything in this Agreement to the contrary notwithstanding, the Option shall not be exercisable after the Expiration Date.

                    3.0  Continuous Employment a Requisite.

                    3.1 Except as specifically provided in this Article 3.0, this Option may not be exercised unless the Option Holder shall have been in the employ of the Company continuously from the Date of Grant to the date of exercise. In the event of termination of continuous employment of the Option Holder for any reason other than death, disability or discharge for cause, prior to expiration of the Option, the Option Holder may exercise this Option within three months following the date of such termination of employment, but not after the expiration of this Option and only to the extent to which the Option Holder was entitled to exercise it on the date of such termination.

                    3.2 If the Option Holder is discharged for Cause as determined by the Company, this Option shall expire as of receipt by the Option Holder of notice of such termination or the effective date thereof, whichever is earlier.

                    3.3 Upon the death of the Option Holder while in the continuous full time employment of the Company, this Option shall be exercisable within one year after the date of the Option Holder's death but not after the expiration of the Option, and only if and to the extent that the Option Holder was entitled to exercise it on the Option Holder's date of death; such exercise shall be made by the Option Holder's legal representatives or beneficiaries.

                    3.4 If the Option Holder is terminated for permanent and total disability as defined in the Plan and as determined by the Company, this Option shall be exercisable within one year after the date of the Option Holder's termination of employment but not after the expiration of the Option, and only if and to the extent the Option Holder was entitled to exercise it on the date of the Option Holder's termination for disability.

                    3.5 Whether and to what extent leaves of absence granted by the Company or absences due to illness, accident, or military or government service shall constitute termination or interruption of continuous full time employment shall be determined from time to time by the Committee or the Board of Directors consistent with the Plan, and any such determination shall be final and binding upon both the Option Holder and the Company.

                    4.0  Manner of Exercise.

                    4.1 The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Committee of all of the following prior to the time the Option or such portion becomes unexercisable under this Agreement:

                         (a) Notice in writing signed by the Option Holder
                    or other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules of the Committee; and

                         (b) (i) Full payment (in cash or by check) for the Shares with respect to which the Option or portion thereof is thereby exercised; or

                              (ii)   With the consent of the Committee,
                    shares of Common Stock of the Company owned by the Option Holder duly endorsed for transfer to the Company with a fair market value (as determined under the Plan) on the date of exercise equal to the aggregate purchase price of the Shares with respect to which the Option or portion thereof is exercised; or

                              (iii)  Any combination of the consideration
                    provided in the foregoing subsections (i) and (ii); and

                         (c) The payment to the Company of any amounts
                    which it is required to withhold under federal, state or local law in connection with the exercise of the Option or portion thereof.

                    4.2 As soon as practicable after any exercise of the Option in accordance with Section 4.1, the Company shall, without commission, transfer or issuance tax or other incidental expense to the Option Holder, deliver to the Option Holder at the principal office of the Company or at such other place as may be mutually acceptable to the Company and the Option Holder, a certificate or certificates representing the Shares as to which the Option has been exercised; provided, however, that no Shares shall be issued and delivered upon exercise of the Option unless and until, in the opinion of counsel for the Company, any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the Shares or the availability of an exemption from registration, any applicable requirements of the "blue sky" laws of any State, and any other requirements of law, of any national securities exchange on which stock of the same class as the Shares is then listed, or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully satisfied or complied with.

                    4.3 In the event the Option shall be exercised pursuant to Article 3.0 hereof by any person or persons other than the Option Holder, the Company may require, prior to delivery of a certificate or certificates representing the Shares to be issued on such exercise, appropriate proof of the right of such person or persons to exercise the Option on behalf of the Option Holder.

                    4.4 In the event that the Option Holder disposes of Option Shares and, as a result of the disposition, recognizes ordinary income, the Option Holder shall give written notice to the Company, as soon as reasonably practicable, of such disposition and the amount taxable as ordinary income to the Option Holder as a result of the disposition.

                    5.0  Non-Transferability of Option.

                    Except as otherwise expressly provided in this Agreement, the Option and the rights granted thereunder may not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right granted thereunder contrary to the provisions of this Agreement shall result in the Option and the rights granted thereunder becoming immediately null and void.

                    6.0  Employment may be Terminated.

                    The granting of this Option shall not confer upon the Option Holder any right to continue in the employ of the Company and shall not interfere in any way with the right of the Company, with or without cause, to terminate the Option Holder's employment at any time.

                    7.0  Compliance with Legal Requirements.

                    If at the time of exercise of this Option there is not in effect as to the Option Shares thereby being purchased a registration statement under Securities Act of 1933, as amended (or any successor statute) (collectively, the "1933 Act"), the exercise of Option shall be effective only upon receipt by the Company from the Option Holder (or his legal representatives or beneficiaries) of a written representation that, among other things, the Option Shares are being purchased for investment and not for distribution. The Company may request an opinion of its counsel as to whether registration of the Option Shares being purchased is required under the 1933 Act or under applicable state statutes, and regulations thereunder. If counsel is of the opinion that such registration is not required or that an exemption from such registration is available, the Company shall issue the Option Shares forthwith. If counsel is of the opinion that such registration is required, the Company shall not be required to issue the Option Shares until they have been so registered, and the Company shall be under no obligation to register the Option Shares. The Option Holder hereby agrees to supply the Company with such information and cooperate with the Company, all as the Company may reasonably request, in connection with the preparation and filing of any registration statements and amendments thereto under the 1933 Act and applicable state statutes, and regulations thereunder, insofar as the same pertain to the Option Shares. The Company shall not be liable in respect of any failure to issue any such Shares as to which such opinion of counsel cannot be obtained within the period specified for the exercise of the Option, or as to which such registration is required in the opinion of counsel. In the event that shares of the Common Stock of the Company are at the time of the exercise of this Option listed upon a securities exchange, the exercise of the Option shall be contingent upon completion of the necessary steps to list upon such securities exchange the Option Shares then being purchased.

                    8.0 Additional Powers of the Committee and the Board of Directors.

                    The Committee or the Board of Directors may construe this Option and may correct any defect, supply any omission or reconcile any inconsistency herein or between the Option and the Plan, in the manner and to the extent that either of them shall determine. The Committee or the Board of Directors shall determine any dispute or disagreement which may arise under or as a result of or pursuant to this Option. All such decisions concerning the Option or the Plan shall be final, binding and conclusive on the Option Holder.

                    9.0  Rights as Shareholder.

                    Neither the Option Holder nor any other person legally entitled to exercise the Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon any exercise of the Option unless and until a certificate or certificates representing such Shares shall have been issued and delivered to such person.

                    10.0  Status of Option; Option Subject to Plan.

                    The Option evidenced hereby is subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, all of which terms and conditions are incorporated herein by this reference.

                    11.0  Notices.

                    Any notices to be given under the terms of this Agreement to the Company shall be in writing addressed to FNB Rochester Corp., 35 State Street, Rochester, New York 14614,
          Attention: Stock Option Committee, and any notice to be given to the Option Holder shall be in writing addressed to the Option Holder at the address given beneath such Option Holder's signature hereto. By a notice given pursuant to this
          Article 11.0 either party may hereafter designate a different address for notices to be given, and any notice which is required to be given to the Option Holder shall, if the Option Holder is then deceased be given to the Option Holder's personal representative, if such representative has previously informed the Company of his, her or its status and address by written notice under this Article 11.0. Any notice shall be deemed duly given if personally delivered or mailed, addressed as set forth above, postage prepaid, by certified mail, return receipt requested, or by Federal Express or similar overnight delivery service.

                    12.0  Miscellaneous.

                    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York. Captions and titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Agreement. The term "Option" when used in this Agreement shall be deemed also to mean any portion of such Option.

                    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                        COMPANY:

                                        FNB ROCHESTER CORP.


                                        By:______________________________
                                        R. Carlos Carballada
                                        President & Chief Executive Officer


          OPTION HOLDER:

          [NAME]


          _________________________________
          Signature

          _________________________________
          Residence Address

          _________________________________
          City, State and Zip Code

          _________________________________
          Option Holder's Taxpayer
          Identification Number